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                                                                     EXHIBIT 3.2

Microfilm No.                              Filed with the Department of State on
              ----------------------       NOV. 13 1996
                                           ------------------------------------
Entity No.
           --------------------------      ------------------------------------
                                           Secretary of the Commonwealth


              ARTICLES OF AMENDMENT - DOMESTIC BUSINSS CORPORATION

                            DSCS: 15 - 1915 (REV. 91)


     In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

     1. The name of the corporation is: Penn National Gaming, Inc.

     2. The address of this corporation's current registered office in this Commonwealth and the county of venue is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

     3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, as amended.

     4. The date of its incorporation is: 12/16/82

     5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     6. A resolution setting forth the amendment was duly adopted by the Board of Directors at a meeting of such Board pursuant to 15 Pa. C.S. Sections 1914(c) and 1912.

     7. The amendment adopted by the corporation, set forth in full, is as follows:

          Article 4, subparagraph (a), of the Articles of Incorporation of this corporation be and it hereby is, amended to read as follows:

               "4. The aggregate number of shares which this Corporation shall have authority to issue is:

                    (a) Twenty Million (20,000,000) shares of Common Stock with par value of $.01 per share; and"


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     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13 day of November, 1996.


                                            PENN NATIONAL GAMING, INC.

                                            By: /s/ Peter M. Carlino
                                                -------------------------
                                                Peter M. Carlino
                                                Chairman of the Board and
                                                Chief Executive Officer